Exhibit 4.1

Number	Incorporated under the laws of the State of Oklahoma	Shares

- 1 -	ONEOK, INC.

$0.925 SERIES D NON-CUMULATIVE CONVERTIBLE PREFERRED STOCK, $0.01 PAR VALUE

	SEE REVERSE SIDE FOR RESTRICTIONS ON TRANSFER	CUSIP 682680 50 9

This certifies that                                          is the owner of                                              (                            ) shares, fully paid and nonassessable, of the $0.925 Series D Non-Cumulative Convertible Preferred Stock of ONEOK, Inc., an Oklahoma corporation, transferable only on the books of the corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate and the shares represented hereby are subject to the General Corporation Act of the State of Oklahoma and to the Certificate of Incorporation and the By-Laws of the corporation, in each case as from time to time amended.

IN WITNESS WHEREOF, ONEOK, Inc. has caused this certificate to be signed by its duly authorized officers and its corporate seal to be hereto affixed this              day of                                              , 20        .

By: David L. Kyle Chairman, President and Chief Executive Officer	By: Eric Grimshaw Vice President, Corporate Secretary and Associate General Counsel

Restrictions on Transfer

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF (i) UNLESS (A) REGISTERED UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES AND “BLUE SKY” LAWS OR (B) AN OPINION OF COUNSEL SATISFACTORY TO ONEOK, INC. (THE “COMPANY”) THAT SUCH REGISTRATION IS NOT NECESSARY HAS BEEN DELIVERED TO THE COMPANY OR (ii) UNLESS SOLD PURSUANT TO AND IN COMPLIANCE WITH RULE 144 OF SUCH ACT AND APPLICABLE SECURITIES OR “BLUE SKY” LAWS.

IN ADDITION, TRANSFERS, VOTING AND OTHER MATTERS IN RESPECT OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDER AGREEMENT DATED AS OF JANUARY 9, 2003, AS AMENDED, AMONG THE COMPANY, WESTAR ENERGY, INC. AND WESTAR INDUSTRIES, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY.

Classes of Stock

The preferences, voting powers, qualifications and special and relative rights of the shares of stock of each class and series of the corporation are set forth in the Certificate of Incorporation, including the Certificate of the Designations, Powers, Preferences and Relative, Participating, Optional or Other Rights, and the Qualifications, Limitations or Restrictions thereof, of $0.925 Series D Non-Cumulative Convertible Preferred Stock of ONEOK, Inc. The corporation will furnish a copy of the Certificate of Incorporation to the holder of this certificate without charge upon written request.

Assignment

For value received,                                          hereby sells, assigns and transfers unto                                                                                        Shares represented by the within certificate, and does hereby irrevocably constitute and appoint                                                                   Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated                                                   , 20            .

Signature of registered owner corresponding exactly to the

name of such owner as written on the face of this certificate.

Witness